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                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS




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

                 EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE

                                                   Net            Weighted Average     Per-Share
                                                 Earnings              Shares           Amount
                                                -----------       ----------------     ---------
Thirteen weeks ended August 1, 1999:
   Basic                                        $ 6,918,000          55,670,513          $0.12
                                                                                         =====
     Effect of dilutive stock options                    --           2,623,593
                                                -----------          ----------
   Diluted                                      $ 6,918,000          58,294,106          $0.12
                                                ===========          ==========          =====

Thirteen weeks ended August 2, 1998:
   Basic                                        $ 3,844,000          55,484,075          $0.07
                                                                                         =====
     Effect of dilutive stock options                    --           2,368,251
                                                -----------          ----------
   Diluted                                      $ 3,844,000          57,852,326          $0.07
                                                ===========          ==========          =====


Twenty-six weeks ended August 1, 1999:
   Basic                                        $10,192,000          55,724,622          $0.18
                                                                                         =====
     Effect of dilutive stock options                    --           2,677,729
                                                -----------          ----------
   Diluted                                      $10,192,000          58,402,351          $0.17
                                                ===========          ==========          =====

Twenty-six weeks ended August 2, 1998:
   Basic                                        $ 5,991,000          53,587,300          $0.11
                                                                                         =====
     Effect of dilutive stock options                    --           2,359,770
                                                -----------          ----------
   Diluted                                      $ 5,991,000          55,947,070          $0.11
                                                ===========          ==========          =====



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